Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-1 (File No. 333-169255), and Form S-8 (File No. 333-177254) of Multiband Corporation and subsidiaries of our reports dated March 30, 2012 on the consolidated financial statements and supplemental schedule which appear in this annual report on Form 10-K for the year ended December 31, 2011.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota

March 30, 2012